As filed with the Securities and Exchange Commission on May 3, 2006

Registration No. 333-34925

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO REGISTRATION STATEMENT ON FORM S-3

ON

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

MUNICIPAL MORTGAGE & EQUITY, LLC

(Exact name of registrant as specified in its governing instruments)

621 East Pratt Street, Suite 300

Baltimore, Maryland 21202

(443) 263-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Falcone

President and Chief Executive Officer

Municipal Mortgage & Equity, LLC

621 East Pratt Street, Suite 300

Baltimore, Maryland 21202

(443) 263-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert E. King, Jr., Esq.

Roger D. Singer, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Approximate date of commencement of proposed sale to the public:    None.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is to be expected to be made pursuant to Rule 434, please check the following box.    ☐

EXPLANATORY NOTE

Pursuant to Rule 478(a) of the Securities Act of 1933, as amended (the “Act”), we hereby remove from registration 348,204 common shares registered but not offered pursuant to the Registration Statement on Form S-3 (File No. 333-34925) (the “Registration Statement”). Because the registrant has not timely filed its annual report on Form 10-K for the year ended December 31, 2005, it does not currently satisfy the requirements set forth in General Instruction I.3.(b) of Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 2nd day of May, 2006.

MUNICIPAL MORTGAGE & EQUITY, LLC

By:	/S/ MICHAEL L. FALCONE
Name: Michael L. Falcone Title: President and Chief Executive Officer